SCHEDULE 14A
				(Rule 14a-101)

		      INFORMATION REQUIRED IN PROXY STATEMENT

			   SCHEDULE 14A INFORMATION

	Proxy Statement Pursuant to Section 14(a) of the Securities
			     Exchange Act of 1934


Filed by the registrant                           /X/
Filed by a party other than the registrant        / /
Check the appropriate box:
/X/  Preliminary proxy statement

		            / /  Confidential, for Use of the Commission
                                 Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 DVI, INC.
              (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
     or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A
/ /  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

                        PRELIMINARY COPY

(4)  Date Filed:

			   DVI, INC.
                         500 HYDE PARK
                DOYLESTOWN, PENNSYLVANIA  18901

			---------------

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       DECEMBER 15, 1995

			---------------

To the Stockholders of DVI, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of DVI, Inc. (the "Company") will be held at the Cock 'N Bull Restaurant, Lahaska, Pennsylvania, on Friday, December 15, 1995, at 10:30 a.m., local time, for the following purposes:

      1. To elect six directors to constitute the Board of Directors, each to serve until the next meeting of Stockholders;

      2. To consider and act upon a proposal to amend Article Fourth of the Company's Certificate of Incorporation to increase the number of shares of common stock, $.005 par value per share ("Common Stock"), which the Company is authorized to issue from 13,000,000 shares to 75,000,000 shares;

      3. To consider and act upon a proposal to (i) ratify and approve Amendment No. 1 to Stock Purchase Agreement dated as of
            June 14, 1995 ("Amendment No. 1"), between the Company and MEFC Partners, L.P., and (ii) authorize and approve the issuance of an aggregate of 400,000 shares of Common Stock pursuant to the terms of Amendment No. 1;

      4. To consider and act upon a proposal to authorize and approve the DVI, Inc. 1995 Stock Bonus Plan which will provide for the issuance, under certain circumstances, of up to 200,000 shares of Common Stock in the aggregate to certain key employees;

      5. To ratify the appointment of Deloitte & Touche as independent public accountants for the Company for the fiscal year ending June 30, 1996; and

      6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The close of business on October 16, 1995 has been fixed as the record date for the determination of all stockholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment thereof.

      Holders of a majority of the outstanding shares of the Company's
Common Stock must be present either in person or by proxy in order for the meeting to be held and it is important that your stock be represented regard-less of the number of shares you hold. If you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail promptly the enclosed proxy for which a return envelope is provided.

                                           By Order of the Board of Directors



                                           Melvin C. Breaux
                                           Secretary

Dated: October ___, 1995

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                        PRELIMINARY COPY

                           DVI, INC.
                         500 HYDE PARK
                DOYLESTOWN, PENNSYLVANIA  92714

			---------------

                        PROXY STATEMENT

			---------------

                ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD ON DECEMBER 15, 1995

			---------------

      The Board of Directors of DVI, Inc., a Delaware corporation (the "Company"), is soliciting the enclosed proxy for use at the Company's Annual Meeting of Stockholders, to be held on Friday, December 15, 1995, at 10:30 a.m., local time, at the Cock 'N Bull Restaurant, Lahaska Pennsylvania (the "Annual Meeting") and at any adjournment thereof. Whether or not you plan to attend the Annual Meeting, you are requested to date, sign and return the proxy to the Company as promptly as possible in the enclosed envelope. The shares of the Company's common stock, par value $.005 per share (the
"Common Stock"), represented by proxies will be voted in accordance with the Board of Directors' recommendations unless the proxy indicates otherwise. Any stockholder giving a proxy may revoke it at any time prior to its use by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or by voting in person at the Annual Meeting.

      The close of business on October 16, 1995 has been fixed as the record date (the "Record Date") for the determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting. At such date, the Company had outstanding 9,620,898 shares of Common Stock.
Each holder of Common Stock on the record date will be entitled to one vote for each share registered in such stockholder's name on each of the matters to come before the meeting. A majority of the outstanding shares of Common Stock will constitute a quorum. A list of stockholders entitled to vote will be available for examination by interested stockholders at the corporate head-quarters of the Company, office of the Secretary, 500 Hyde Park, Doylestown, Pennsylvania 18901 during ordinary business hours from December 5, 1995 to the date of the meeting.

      If a stockholder abstains from voting on a proposal described in this Proxy Statement as to some or all of that stockholder's shares, that absten-tion will have the same effect as voting those shares against such proposal. If proxies are not furnished as to shares registered in the names of brokers or other "street name" nominees because the beneficial owner has not provided voting instructions (commonly referred to as "broker non-votes"), that will have the same effect as voting those shares against the proposal relating to increasing the authorized capital of the Company described in this Proxy Statement, but will have no effect on the outcome of the vote on the other proposals described in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

      The approximate date on which this Proxy Statement and form of proxy is first being sent or given to the Company's stockholders is October 31, 1995.

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1995 is being mailed concurrently with the mailing of this Proxy Statement. This Annual Report shall not be deemed to be soliciting material or incorporated in this Proxy Statement by reference. Brokerage houses, custodians, nominees and others may obtain additional copies of the Annual Report or this Proxy Statement by request to the Company.

                          PROPOSAL 1.

                     ELECTION OF DIRECTORS

      Six Directors are to be elected at the Annual Meeting of Stockholders to serve one-year terms until the 1996 Annual Meeting of Stockholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy. All except two of the nominees are currently directors of the Company and were elected Directors at the 1994 Annual Meeting of Stockholders. The Board of Directors is informed that all the nominees are willing to serve as Directors, but if any of them should decline to serve or become unavailable for election as a Director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors accordingly.

      Nominations for the election of Directors, other than by the Board of Directors, must be made by a stockholder entitled to vote for the election of Directors by giving timely written notice to the Secretary of the Company at the Company's principal offices. Such notice must be received not less than 60 calendar days nor more than 90 calendar days prior to the meeting; provided that, if in the event that notice or prior public disclosure of the date of the meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding annual meeting of stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth calendar day following the day on which such notice was mailed or such public disclosure was made. Such stockholder's notice must be in writing and must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including, but not limited to such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected. Such stockholder notice must also set forth the name and address, as they appear on the Company's books, of the nominating stockholder and the class and number of shares of Common Stock beneficially owned by such stockholder.

                    THE BOARD OF DIRECTORS

      The following table sets forth information concerning the Company's nominees for Director and information concerning a Director Emeritus:

            Name and Age             Present Position With The Company
	    ------------             ---------------------------------

            David L. Higgins (49)    Chief Executive Officer and Director
                                       since 1986.
            Gerald L. Cohn (67)      Director since 1986.
            John E. McHugh (67)      Director since 1990.
            Michael A. O'Hanlon (48) President since 1994 and Director since 1993.
            Nathan Shapiro (59)      Nominee for Director
            William S. Goldberg (39) Nominee for Director
            Sidney Luckman (78)*      Director since 1987.


-------------------

* Mr. Luckman does not seek re-election to the Board of Directors but is expected to be elected by the Board of Directors to the postion of Director Emeritus by the Board of Directors following the Annual Meeting. As a Director Emeritus, Mr. Luckman will be permitted to attend (but not vote at) meetings of the Board of Directors.

	Mr. Higgins is the Company's Chairman and Chief Executive Officer.
Mr. Higgins founded the Company and served as the Company's President until September 1994. Mr. Higgins was the President and Chief Executive Officer of Delta Health, Inc., the predecessor company to DVI, Inc. that was acquired by the Company in 1986. Prior to founding the Company, Mr. Higgins managed the North America sales and service operations of Elscint, Inc. ("Elscint"), a full-line manufacturer of diagnostic imaging equipment for two years. Previously, he held the same position for one year with Xonics Medical Systems ("Xonics"), also a full-line manufacturer of medical imaging equipment. The business and operations of Xonics were acquired by Elscint in 1983. For five years prior, Mr. Higgins served as President and Chief Executive Officer of Radiographic Development Corporation ("RDC"), which was acquired by Xonics in 1982. RDC was a manufacturer of products to upgrade diagnostic imaging equipment. Mr. Higgins also serves on the Board of Directors of Healthcare Imaging Services, Inc. ("HIS").

      Mr. Cohn is a Director of the Company and has served in that capacity since 1986. Mr. Cohn is a private investor. Mr. Cohn presently serves as a director of HIS, Diagnostic Imaging Services, Inc. ("DIS"), SMT Health Services Inc., I.V.I. Publishing, Inc. and International Metals Acquisition Corp. In addition to his responsibilities as a Director, Mr. Cohn also acts as a consultant to the Company and serves on the Company's senior credit committee. Mr. Cohn is the father of Cynthia J. Cohn, a Company Vice President.

      Mr. McHugh is a Director of the Company and has served in that capacity since 1990. Mr. McHugh was formerly the President of, and now serves in a marketing and public relations capacity with, McHugh Construction and Developers, a firm he has been associated with since 1954.

      Mr. O'Hanlon is the Company's President and Chief Operating Officer and has served as such since September 1994. Mr. O'Hanlon became a Director in November 1993. From the time Mr. O'Hanlon joined the Company in March 1993 until September 1994 he served as Executive Vice President of the Company. Before joining the Company, for nine years, he served as President and Chief Executive Officer of Concord Leasing, Inc. ("Concord Leasing"), a major source of medical, aircraft, ship and industrial equipment financing. Previously, Mr. O'Hanlon was a senior executive with Pitney Bowes Credit Corporation. Mr. O'Hanlon is a director of DIS.

      Mr. Shapiro is a founder and President of SF Investments, Inc., a registered broker/dealer in business since 1972. Since 1979 he has been a director of Baldwin & Lyons, Inc., a publicly traded property and casualty insurance company. Mr. Shapiro is also the Chairman of the investment committee of Baldwin & Lyons, Inc. He is a trustee for CT&T Funds, a family of mutual funds sponsored by Chicago Title and Trust Company. Mr. Shapiro is also a director of Amli Realty Co.

      Mr. Goldberg is currently Managing Director of GKH Partners, L.P., a privately equity investment and venture capital partnership with which he has been involved since 1988. Mr. Goldberg is current or former director and/or executive officer of several public and privately-owned companies controlled by GKH Partners, L.P. One of the general partners of GKH Partners, L.P. is HGM Associates, L.P., an investment partnership that is controlled by certain descendants of Nicholas J. Pritzker, deceased, trusts for their benefit and/or entities controlled thereby.

      Mr. Luckman is presently a Director of the Company and has served in that capacity since 1987. Mr. Luckman does not seek re-election to the Board of Directors but is expected to be elected by the Board of Directors to the position of Director Emeritus following the Annual Meeting. As Director Emeritus, Mr. Luckman will be permitted to attend (but not vote at) all meetings of the Board of Directors. Mr. Luckman is currently a national sales manager of Cellucraft Products Inc., a company engaged in the manufacturing and marketing of flexible packaging, and with which he has been associated for over 40 years. Mr. Luckman is a member of the National Football League Hall of Fame.

COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended June 30, 1995, the Company paid $500 to non-employee directors for each meeting attended in person and $100 for each meeting attended by telephone. During the fiscal year ended June 30, 1994, the Board of Directors met a total of 12 times, including actions taken by unanimous written consent.

      Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees of which he was a member held during the period he served on the Board or committee.

      The Board of Directors has a standing Executive Committee, Audit Committee and a Compensation Committee. The Executive Committee consists of Messrs. Higgins, Cohn and O'Hanlon and reviews certain policies and operations of the Company. The Executive Committee met frequently during the fiscal year ended June 30, 1995. The Board has no nominating committee.

      The Audit Committee consists of Messrs. Cohn, Luckman and McHugh and makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and thereafter concerning the auditor's report and management letter. Following the Annual Meeting, Mr. Luckman will be removed from the Audit Committee and will be replaced by an independent Director. During the fiscal year ended June 30, 1995, the Audit Committee met one time.

      The Compensation Committee (the "Compensation Committee") consists of the entire Board of Directors and did not meet at any times other than in the normal course of the Board of Directors' meetings.
Following the Annual Meeting, Mr. Luckman, as Director Emeritus, will not serve on the Compensation Committee. The Board of Directors, sitting as the Compensation Committee, reviews the annual compensation rates of the officers and key employees of the Company, administers the Company's compensation plans and makes recommendations in connection with such plans.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

      As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the personal liability of a Director of the Company for monetary damages for breach of fiduciary duty of care as a Director. Liability is not eliminated for (i) any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good Faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the Director derived an improper personal benefit.

COMPLIANCE WITH REPORTING REQUIREMENTS OF
SECTION 16 OF THE EXCHANGE ACT

      Under Section 16(a) of the Exchange Act, the Company's Directors, executive officers and any persons holding 10% or more of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such report. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies filed with the SEC during the fiscal year ended June 30, 1995, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

COMPENSATION COMMITTEE INTERLOCK AND
INSIDER PARTICIPATION

      The Compensation Committee consists of the entire Board of Directors. No Directors other than those currently serving on the Board of Directors served as members of the Compensation Committee during the last completed fiscal year. No member of that Committee, other than Messrs. Higgins, Cohn, Luckman and O'Hanlon was an officer or employee of the Company or any of its subsidiaries during the year. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

                    EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended June 30, 1995 (the "1995 fiscal year"), of those persons who were, at June 30, 1995, executive officers of the Company or who served as the Company's Chief Executive Officer during the 1995 fiscal year.

                    SUMMARY COMPENSATION TABLE

                                  Annual Compensation  Long-Term Compensation
				  -------------------		Awards
						       ----------------------
Name and Principal Position  Year Salary(1)  Bonus     Stock Options (Shares)
------------------------------------------------------------------------------
David L. Higgins             1995 $200,000     -0-             -0-
Chairman of the Board and    1994 $176,923     -0-             -0-
Chief Executive Officer      1993 $216,779     -0-            50,000

Michael A. O'Hanlon          1995 $228,654     -0-           132,000(2)
President and Director       1994 $175,000     -0-            75,000
                             1993 $ 77,404(3)  -0-            15,000

Richard E. Miller            1995 $256,248(4)  -0-             -0-
Vice President               1994 $ 26,442(5)  -0-            70,000
                             1993 $-0-         -0-             -0-

Dominic A. Guglielmi         1995 $169,932     -0-            88,000(6)
Vice President               1994 $184,545(7)  -0-            10,000
                             1993 $ 52,885(8)  -0-            10,000

James G. Costello (9)        1995 $159,327     -0-             -0-
Vice President and           1994 $101,769(10) -0-            25,000
Chief Financial Officer      1993 $-0-         -0-             -0-

----------------

(1)   Indicates salary paid through June 30, 1995, the last regular payment date prior to the end of the 1995 fiscal year.

(2) Under the terms of Amendment No. 1 to the Stock Purchase Agreement dated as of June 14, 1995 ("Amendment No. 1"), between the Company and MEFC
      Partners, L.P., Mr. O'Hanlon is entitled to receive 132,000 shares of Common Stock if stockholder approval of Proposal 3 described herein is obtained. See "Certain Transactions-Medical Equipment Finance Corp."
      and Proposal 3. Based on the closing price of $11.00 for the the Common Stock on the New York Stock Exchange, Inc. ("NYSE") on
      June 14, 1995 (the date such shares were granted), the aggregate dollar value of such shares was $1.425 million. In addition, these shares will be entitled to receve only those dividends, if any, that are declared and paid after the date on which stockholder approval of Proposal 3 is obtained.

(3)   Includes compensation from February 16, 1993, the date which Mr. O'Hanlon began employment with the Company.


(4) Includes a base salary of $125,000 and commissions earned for financing transactions of $131,248 for the fiscal yearended June 30, 1995.

(5) Mr. Miller's salary for the 1994 fiscal year, if stated on an annualized basis, would have been $125,000. Mr. Miller also was granted 70,000 stock options upon joining the Company in 1994.

(6) Under the terms of Amendment No. 1, Mr. Guglielmi is entitled to receive 88,000 shares of Common Stock if stockholder approval of Proposal 3 described herein is obtained. See "Certain Transactions - Medical Equipment Finance Corp." and Proposal 3. Based on the closing price of $11.00 for the Common Stock on the NYSE on June 14, 1995 (the date such shares were granted), the aggregate dollar value of such shares was $968,000. In addition, these shares will be entitled to receive only those dividends, if any, that are declared and paid after the date on which stockholder approval of Proposal 3 is obtained.

(7) Includes a base salary of $110,000 and commissions earned for financing transactions of $74,545 for the fiscal year ended June 30, 1994.

(8) Includes compensation from January 4, 1993, the date which Mr. Guglielmi began employment with the Company. Mr. Guglielmi's salary for the 1994 fiscal year, if stated on an annualized basis, would have been $110,000. Mr. Guglielmi also received 10,000 stock options upon joining the Company.

(9)   Mr. Costello passed away on August 29, 1995.

(10) Includes compensation from October 5, 1993, the date which Mr. Costello began employment with the Company. Mr. Costello's salary for the 1994 fiscal year, if stated on an annualized basis, would have been $140,000. Mr. Costello also received 25,000 stock options upon joining the Company.

OPTION GRANTS IN 1995 FISCAL YEAR

      During the 1995 fiscal year, no stock options were granted to the executive officers listed in the Summary Compensation Table.

AGGREGATE OPTION EXERCISES IN THE LAST
FISCAL YEAR END AND FISCAL YEAR END OPTION VALUES

           The following table sets forth further information for the executive officers listed in the Summary Compensation Table with respect to previously granted options.

             Shares                         Number of Securities Underlying   Value of Unexercised
             Acquired on     Value          Unexercised Options at	      In-The-Money Options at
Name         Exercise (#)(1) Realized($)(1) Fiscal Year-End(#)                Fiscal Year-End($)(2)
---------------------------------------------------------------------------------------------------------
                                            Exercisable      Unexercisable     Exercisable  Unexercisable
				            -----------      -------------     -----------  -------------
David L. Higgins     -0-         N/A        87,500            57,500           $344,375        -0-
Michael A. O'Hanlon  -0-         N/A        24,750            65,250           $ 93,032        -0-
Richard E. Miller    -0-         N/A        14,000            56,000           $ 33,250        -0-
Dominic A. Guglielmi -0-         N/A         6,500            13,500           $ 33,688        -0-
James G. Costello    -0-         N/A         5,000            20,000           $ 15,625        -0-

--------------
(1) During the 1995 fiscal year, no stock options were exercised by the named officers.

(1) Represents the difference between the closing price of the Company's Common Stock on June 30, 1995 and the exercise price of the options.

EMPLOYMENT AGREEMENTS AND INCENTIVE COMPENSATION

      The Company has not entered into any employment agreements with any of its executive officers or employees and, other than the Company's Incentive Stock Option Plan (the "Plan"), has no long-term incentive compensation plan. The Company, however, does provide short-term incentive compensation to certain executive officers through the award of quarterly and/or annual bonuses based upon certain agreed upon performance criteria.

      The Board of Directors and stockholders of the Company adopted the Plan in 1986. The Plan has been amended to increase the number of shares of Common Stock for which options could be issued. Currently, the total number of shares of Common Stock for which options could be issued is 1,250,000. Under the Plan, the number of shares which may be issued on exercise of the options is subject to adjustment by reason of stock splits or other similar capital events.

      The Plan provides for the granting of nonstatutory stock options, as well as incentive stock options to certain key employees and provides that the option price per share for options granted under the Plan must be at least 100% of the fair market value of Common Stock on the date such options were granted. Options are not transferrable under the Plan other than by will or by laws of descent and distribution, and during the participant's lifetime are exercisable only by participant.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      A publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). It is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future, and, therefore, the Company generally has not attempted to qualify any of its compensation plans, programs and arrangements for any of the exceptions to the Deduction Limitation. However, even though it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future, the Company has endeavored to qualify the Stock
Bonus Plan (as defined below) for such an exception.

OVERVIEW AND PHILOSOPHY

      The entire Board of Directors sitting as the Compensation Committee is responsible for developing the Company's executive compensation policies. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executives of the Company. The Compensation Committee is responsible for setting and administering the policies which govern annual compensation, the Plan, and determination of bonuses for executives.

      There are three elements in the Company's executive compensation program:

	         Base salary compensation.

  	         Short-term incentive compensation (bonuses).

                 Long-term incentive compensation (stock options and stock grants).

In designing its compensation programs, the Company believes that executive compensation should reflect the value created for stockholders and support the Company's strategic goals. Specifically, the objectives of the program are as follows:

                 Attract and retain key executives important to the long-term success of the Company.

                 Provide incentives for performance with respect to the goals established for each executive by management.

                 Provide incentives for performance with respect to the Company's goals.

                 Align the executive's interests with those of the Company's stockholders through participation in stock based plans.

                 Reward individuals for outstanding contributions to the Company's success.

      The executive compensation program provides an overall level of compensation opportunity that is competitive within the medical equipment finance industry. Actual compensation levels may be greater or less than average competitive levels in other companies based upon annual and long-term Company performance as well as individual performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

BASE SALARY AND SHORT-TERM INCENTIVE COMPENSATION

      The Company's general approach to base salary and short-term incentive compensation is to pay salaries which when combined with bonuses are competitive with the salaries and bonuses paid to executives of other companies in the medical equipment finance industry based upon the individual's experience and past and potential contribution to the Company. As described in the Company's Proxy Statement, the base salary for the Company's executive officers for fiscal year 1995 reflects levels deemed by the Company to have been appropriate in view of the prior and expected contribution of the executives to the Company's development. The Company believes that a significant part of the overall compensation paid to executives should consist of bonuses paid annually or quarterly based on the ability of the executive to achieve specified Company, departmental and individual goals.

STOCK OPTION PLAN AND STOCK BONUS PLAN

      The Board of Directors and the Compensation Committee believe that stock ownership is a significant incentive in building stockholder wealth and aligning the interest of employees and stockholders. Stock options will only have value if the Company's stock price increases. Stock options utilize vesting periods to encourage key employees to continue in the employ of the Company. The Plan authorizes the Compensation Committee to award key employees stock options at exercise prices, vesting schedules and with terms established by the Compensation Committee.

      The Board of Directors believes that the DVI, Inc. 1995 Stock Bonus
Plan (the "Stock Bonus Plan") is instrumental in securing and retaining the services of key employees of the Company by allowing them to participate in the ownership and growth of the Company through the issuance of Stock Bonus Plan shares. The Stock Bonus Plan provides key employees an additional inducement to remain in the services of the Company and provides them with an increased incentive to work towards the Company's success. The Stock Bonus Plan authorizes the Stock Bonus Plan Committee, which is comprised of members of the Board of Directors who are not employees of the Company and have not received Stock Bonus Plan shares or any other equity securities of the Company under any plans maintained by the Company at any time within one year prior to, or during, such member's term of service on the Stock Bonus Plan Committee, to, among other things, determine which key employees will receive awards of the right to receive Stock Bonus Plan shares.

October__, 1995                         Compensation Committee
                                                Gerald L. Cohn
                                              David L. Higgins
                                             William R. Ingles
                                                Sidney Luckman
                                                John E. McHugh
					   Michael A. O'Hanlon


PRICE PERFORMANCE GRAPH

      Set forth below is a line graph comparing the Company's total stockholder return on Common Stock with the S&P 500 Index ("S&P"), and the Bridge Leasing Company Index for listed stocks ("Lease Co. Index"), as of the market close on June 30, 1990 through the end of the fiscal year ended
June 30, 1995.

                       PERFORMANCE CHART

      - DVI, INC.

      * S&P 500
        COMPOSITE INDEX

      X - LEASE CO. INDEX


      660
      520
      380        [GRAPH TO BE INCLUDED IN DEFINITIVE PROXY STATEMENT]
      240
      100
      -40
          ------------------------------
       1990         1991        1992        1993        1994        1995

                                    DATE

                DATA PERIOD: JUNE 30, 1990 THROUGH JUNE 30, 1995


                           CERTAIN TRANSACTIONS

      DIAGNOSTIC IMAGING SERVICES, INC. Subsequent to the Company's initial investment in IPS Health Care, Inc. ("IPS") in November 1992, the Company made additional investments in common and preferred stock of IPS, financed various leasing transactions for magnetic resonance imaging and other equipment, and entered into several restructuring agreements with IPS. In those restructuring agreements, IPS issued several series of convertible preferred stock to the Company in exchange for cash, equipment and an exchange of debt obligations of IPS previously held by the Company. Through these restructurings, the Company also obtained the right to appoint representatives to IPS's Board of Directors.

      In 1994, the businesses of IPS and Diagnostic Imaging Services, Inc. ("DIS") were combined through a merger (the "IPS Merger"). In the IPS Merger, each outstanding share of common stock of DIS was converted into approximately 4.69 shares of common stock of IPS ("IPS Common Stock").
In addition, each stockholder of DIS received on a pro rata basis (based on each such stockholder's percentage ownership of DIS Common Stock immediately prior to the IPS Merger), options and warrants to purchase additional shares of IPS Common Stock that are substantially identical in number and terms to the options and warrants issued by IPS and outstanding immediately prior to the IPS Merger. As a result of the IPS Merger, Norman Hames, who formerly was the beneficial owner of approximately 95% of the outstanding capital stock of DIS, and the other four stockholders of DIS acquired 50% of the IPS Common Stock.

      In September 1994, following the completion of the IPS Merger, the Company exchanged all the preferred stock of IPS owned by the Company for two new series of convertible redeemable preferred stock (Series F and Series G) of IPS. The exchange agreement also provided for the exchange of certain assets and liabilities of IPS valued at approximately $164,000, the return to IPS of IPS debt obligations valued at approximately $4.0 million, assumption by the Company of certain assets and liabilities of IPS, and the return of certain equipment previously used by the Company to IPS.
The Company did not record a gain or loss on any of the restructuring transactions.

      Subsequent to the IPS Merger and the exchange and the other transactions described above, IPS changed its name to DIS.

      The approximately 4.5 million shares of DIS convertible preferred stock now held by the Company have an aggregate liquidation preference of approximately $4.5 million, are redeemable at the option of DIS for approximately $4.5 million plus accrued dividends, and are convertible into common stock of DIS at $2.42 per share for the Series F convertible preferred stock and $1.00 per share for the Series G convertible preferred stock. In addition, the majority shareholder of DIS has the right to repurchase the DIS convertible preferred stock for approximately $4.5 million through September 2001. The Company also owns approximately 9% of DIS's issued and outstanding common stock. Following the completion of the IPS Merger, the Company's representatives (Mr. Higgins and Mr. Turek) resigned from the Board of Director of IPS. Upon completion of the IPS Merger, new representatives of the Company (Mr. Cohn and Mr. O'Hanlon) became members of the board of directors of DIS.

      MEDICAL EQUIPMENT FINANCE CORP. In January 1993, the Company acquired all of the outstanding shares of common stock of Medical Equipment Finance Corp. ("MEF Corp.") from MEFC Partners L.P., a Delaware limited partnership ("MEFC Partners"). Under the terms of the original purchase agreement, the purchase price was payable before October 15, 1998 in cash or Common Stock of the Company, as elected by the Company. As initially structured, the purchase price was to be determined as a percentage of the after-tax earnings of the MEF Corp. division of the Company during the sixty-six month period following the date of acquisition. During the year ended June 30, 1995, management entered into negotiations with the former shareholders of MEF Corp. to revise certain terms of the purchase agreement. The Company and the former shareholders of MEF Corp. agreed in June 1995 to set the purchase price of MEF Corp. at 400,000 shares of Common Stock
(the "MEFC Shares"). Issuance of the MEFC Shares is subject to stockholder approval. See Proposal 3. Michael A. O'Hanlon (President, Chief Operating Officer and a Director of the Company), Dominic A. Guglielmi (Vice President of the Company) and Mark H. Idzerda (an employee of DVI Financial Services) are general partners of MEFC Partners and pursuant to the terms of Amendment No. 1 are entitled to receive 132,000, 88,000 and 80,000 of the MEFC Shares, respectively, if stockholder approval is obtained. In addition, the MEFC Partners have been granted certain registration rights with respect to the MEFC Shares.

            PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth information regarding beneficial ownership of shares of Common Stock as of September 30, 1995 by each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director, each nominee for election as director and all current officers and directors as a group. Persons named in the following table have sole voting and investment powers with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and other information contained in the footnotes to the table. Information with respect to beneficial ownership is based upon the Company's Common Stock records and data supplied to the Company by its stockholders.



                                	        AMOUNT AND
                               		        NATURE OF
      NAME AND ADDRESS OF               	BENEFICIAL	PERCENT
      BENEFICIAL OWNER                  	OWNERSHIP	OF CLASS
      David L. Higgins**           		356,630(1)(2)	 3.7%
      Gerald L. Cohn***            		336,666(3)(4)	 3.5%
      William R. Ingles**              		    21,666(4)	 *
      Sidney Luckman***   		         28,966(4)(5)	 *
      John E. McHugh***                		    47,066(4)	 *
      Nathaniel Shapiro***             		     4,100(6)	 *
      William S. Goldberg***          		            -    -
      Michael A. O'Hanlon***     	      47,066(7)(8)(9)	 *
      Canadian Imperial Bank of
      Commerce Trust Company (Bahamas)
      Limited****                   		1,483,739(10)	15.0%
      All directors & officers as a
      group (12 persons)    		 1,024,217(9)(11)(12)	10.3%(9)(11)(12)

      *    Less than 1%
      **   4041 MacArthur Boulevard, Suite 401, Newport Beach,
           California 92660
      ***  500 Hyde Park, Doylestown, Pennsylvania  18901
      **** P.O. Box N-3933, Nassau, Bahamas
      (1)  Includes 100,000 shares of Common Stock which may be purchased on
	   the exercise of stock options granted under the Plan.
      (2)  Includes 2,380 shares of Common Stock held through the Company's
	   Employee Savings Plan.
      (3)  Does not include (a) 46,500 shares of Common Stock held of record
 	   by Cynthia J. Cohn, who is a Vice President of the Company and one
	   of Mr. Cohn's daughters, in her capacity as trustee of the Cynthia
           J. Cohn Revocable Trust, (b) 15,000 shares of Common Stock held of record by a trust established for the benefit of Shelley Cohn
           Schmidt, another of Mr. Cohn's daughters, and (c) 9,750 shares of
           Common Stock held of record by a trust established for the benefit
	   of Clayton Schmidt, Mr. Cohn's grandchild, as to all of which
	   Mr. Cohn disclaims any beneficial interest.
      (4)  Includes 16,666 shares of Common Stock which may be purchased on
	   the exercise of stock options granted under the Plan.
      (5)  Does not include 80,000 shares of Common Stock held of record by
	   various trusts established for the benefit of certain members of
	   Mr. Luckman's family, of which either Robert Luckman (Mr.
	   Luckman's son) or another individual is the trustee, as to which
	   Mr. Luckman disclaims any beneficial ownership.
      (6)  Includes (i) 3,000 shares of Common Stock held of record by Mr.
	   Shapiro and (ii) 1,100 shares of Common Stock held of record by
	   SF Investments, Inc., a privately held registered broker-dealer,
           90% of the common stock of which is owned by Mr. Shapiro.  Does
	   not include 25,000 shares of Common Stock that are held of record
 	   by Baldwin & Lyons, Inc., a publicly traded insurance company, in
	   which Mr. Shapiro is a director, as to all of which Mr. Shapiro
	   disclaims any beneficial interest.
      (7)  Includes 24,750 shares of Common Stock which may be purchased on
	   the exercise of stock options granted under the Plan.
      (8)  Includes 1,573 shares of Common Stock held through the Employee
	   Savings Plan.
      (9)  Does not include 132,000 shares of Common Stock which Mr. O'Hanlon,
	   a former shareholder of MEF Corp., may become entitled to receive
	   in connection with the Company's acquisition of MEF Corp.  See
	   Proposal No. 3.
      (10) Held by Canadian Imperial Bank of Commerce Trust Company (Bahamas)
	   Limited ("CIBC"), as trustee of trusts for the benefit of the
	   grandchildren of A.N. Pritzker, deceased.  Does not include
	   56,339 shares of Common Stock owned by a partnership comprised
	   of trusts for the benefit of members of the Pritzker Family.
           CIBC is not the trustee of such trusts.  As used herein, the term
	   "Pritzker Family" refers to the lineal descendants of Nicholas J.
	   Pritzker, deceased.
      (11) Includes 127,000 shares which may be purchased on the exercise of
	   stock options granted under the Plan, in addition to those shares
	   that may be purchased on the exercise of options set forth in
	   footnotes (1), (4) and (7).
      (12) Does not include 88,000 shares of Common Stock which Dominic A.
	   Guglielmi, a vice president of the Company and a former share-
	   holder of MEF Corp., may be entitled to receive in
	   connection with the Company's acquisition of MEF Corp. See
	   Proposal No. 3.


VOTE REQUIRED; BOARD RECOMMENDATION

	The affirmative vote of a majority of the shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required for the election of each nominee specified in this proposal. The Board of Directors unanimously recommends that you vote FOR the election of each nominee specified in this proposal. Proxies solicited by the Board of Directors will be voted for the nominees specified in this proposal unless authority to vote for one or more of such nominees is specifically withheld in the proxy.

					-14-

                          PROPOSAL 2

        PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

DESCRIPTION OF PROPOSED AMENDMENT

      At the Annual Meeting, there will be presented to the stockholders a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 13,000,000 to 75,000,000. The Board of Directors has determined that an increase in the Company's authorized Common Stock is in the best interests of the Company and its stockholders. The Company's ability to grow in the future will depend on its access to new sources of financing. These sources may include the issuance and sale of additional shares of Common Stock in one or more public and/or private transactions. At October 16, 1995, 9,620,898 shares were issued and outstanding and an additional 3,347,685 shares were reserved for issuance on exercise of various outstanding options and warrants. As a result, only 31,417 shares remained authorized and available for issuance at the date of this Proxy Statement. If a sufficient number of authorized shares of Common Stock were not available and the authorization of the increase in the authorized number of such shares were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time might significantly impair the Company's ability to meet its objectives. Further-more, additional shares of Common Stock are necessary for issuance in connection with (i) the acquisition of MEF Corp. (See Proposal 3) and
(ii) the establishment of the DVI, Inc. 1995 Stock Bonus Plan (See
Proposal 4). The Board of Directors frequently reviews acquisition opportunities, some of which might involve the issuance of Common
Stock. At the date of this Proxy Statement, the Company has not entered into any definitive arrangement for any such acquisitions.

      If the proposal is approved, the additional shares of Common Stock will be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may approve without the need to obtain the approval of the Company's stockholders, other than as required by the rules of the New York Stock Exchange. At the date of this Proxy Statement, the Company has no definitive plans to issue additional shares of Common Stock.

      If this proposal is approved, the first paragraph of Article FOURTH of the Company's Certificate of Incorporation will be amended and restated in its entirety as follows:

           "FOURTH: The Corporation is authorized to issue 75,100,000 shares of capital stock, of which 75,000,000 shares shall be Common Stock, par value $.005 per share, and 100,000 shares shall be Preferred Stock, par value $10.00 per share."


VOTE REQUIRED; BOARD RECOMMENDATION

      The affirmative vote of a majority of the outstanding shares of Common Stock on the Record Date is required for the proposed amendment to the Certificate of Incorporation. The Board of Directors unanimously recommends that you vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a vote against the proposal or abstention is specifically indicated.

                          PROPOSAL 3

           PROPOSAL TO RATIFY AND APPROVE AMENDMENT NO. 1
                 TO STOCK PURCHASE AGREEMENT

DESCRIPTION OF AMENDMENT NO. 1

      At the Annual Meeting, there will be presented to the stockholders a proposal to (i) ratify and approve Amendment No. 1 to Stock Purchase Agreement dated as of June 14, 1995 ("Amendment No. 1"), between the
Company and MEFC Partners; and (ii) authorize and approve the issuance of an aggregate of 400,000 shares of Common Stock pursuant to the terms of Amendment No. 1.

      In January 1993, the Company acquired all the outstanding shares of common stock of MEF Corp. from MEFC Partners pursuant to a Stock
Purchase Agreement dated as of January 6, 1993 (the "Agreement"), between the Company and the MEFC Partners. Under the terms of the Agreement, the purchase price was payable before October 15, 1998 in cash or Common Stock of the Company, as elected by the Company. As initially structured, the purchase price was to be determined as a percentage of the after-tax earnings of the MEF Corp. division of the Company during the sixty-six month period following the date of the acquisition. During the year ended June 30, 1995, the Company entered into negotiations with the former shareholders of MEF Corp. to revise certain terms of the Agreement.
The reason for the amendment was that due to the integration of the former MEF Corp. personnel and business relationships into the Company's business, the concept of segregating the earnings of the "MEF Corp. division" as contemplated by the Agreement was becoming increasingly impractical and was likely to result in substantial uncertainties. Due to this fact and because of changes in the Company's business, it was not possible for the Company to compute the number of shares to which MEFC Partners would have been entitled under the original provisions of the Agreement. Based on negotiations between the Company and MEFC Partners, the Company and the former shareholders of MEF Corp. agreed in June 1995 to set the purchase price of MEF Corp. at 400,000 shares of Common Stock (the "MEFC Shares") pursuant to the terms of Amendment No. 1.

	Under the rules of the NYSE (on which the Common Stock is listed), issuance of the MEFC Shares requires the approval of the Company's stockholders because certain of the Company's officers have an interest in the transaction. Michael A. O'Hanlon (President, Chief Operating Officer and a Director of the Company), Dominic A. Guglielmi (Vice President of the Company) and Mark H. Idzerda (an employee of DVI Financial
Services) are general partners of MEFC Partners and pursuant to the terms of Amendment No. 1 will be entitled to receive 132,000, 88,000 and 80,000 of the MEFC Shares, respectively, if stockholder approval is obtained. In addition, the MEFC Partners have been granted certain registration rights with respect to the MEFC Shares. See "Certain Transactions - Medical Equipment Finance Corp."

      On June 8, 1995 the Board of Directors approved and recommended for submission to the Company's stockholders for their approval the terms of Amendment No. 1 and the issuance of the MEFC Shares thereunder. Amendment No. 1 is conditioned on, among other things, the approval of stockholders of the issuance of the MEFC Shares. The Board of Directors has determined, based on the considerations described above, that the issuance of the MEFC Shares to the MEFC Partners pursuant to the terms of Amendment
No. 1 is in the best interests of the stockholders and the Company and believes that the acquisition of MEF Corp. was an important part of the Company's strategy of continued future growth.

      A copy of the Amendment is attached as Annex 1 to this Proxy
Statement.

VOTE REQUIRED; BOARD RECOMMENDATION

      Under the rules of the NYSE, the affirmative vote of a majority of the outstanding shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required for ratification and approval of Amendment No. 1 and authorization and approval of the issuance of the MEFC Shares in accordance with the terms of Amendment No. 1, provided that the total vote cast represents over 50% in interest of all shares of Common Stock entitled to vote on this proposal. The Board of Directors unanimously recommends that you vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a vote against the proposal or abstention is specifically indicated.

                          PROPOSAL 4

    PROPOSAL TO RATIFY APPROVE THE DVI, INC. 1995 STOCK BONUS PLAN

DESCRIPTION OF 1995 STOCK BONUS PLAN

      On June 8, 1995 the Board of Directors adopted and recommended for submission to stockholders for their approval the DVI, Inc. 1995 Stock Bonus Plan (the "Stock Bonus Plan"). The Stock Bonus Plan will permit the Company to issue up to 200,000 shares of Common Stock in the aggregate (the "Stock Bonus Plan Shares") to certain key employees. These employees will include Michael A. O'Hanlon, the Company's President and Chief Operating Officer, and Dominic A. Guglielmi, a Vice President of the Company. See
"Certain Transactions-Medical Equipment Finance Corp." Except with respect to certain changes in the Company's capital structure, the aggregate number of shares of Common Stock that may be awarded under the Stock Bonus Plan to any participant may not exceed 100,000 shares.

      The Stock Bonus Plan Shares may be issued by the Company on the earlier to occur of (i) such time on or prior to December 31, 1998 as the last sales price (as reported in the consolidated reporting system of the New York Stock Exchange, Inc. (the "NYSE")) of the Common Stock is $16.00 per share or higher for 30 consecutive calendar days, provided that any such employee entitled to Stock Bonus Plan Shares under the Stock Bonus Plan must be employed by the Company during the above described 30-day period in order to receive Stock Bonus Plan Shares or (ii) a Sale of the Company (as defined below) in which the consideration to be received for each share of Common Stock is $13.00 or higher. The determination of the Stock Bonus Plan Committee (as defined below) as to the occurrence of either condition shall be final and conclusive. "Sale of the Company" is defined in the Stock Bonus Plan as the earliest to occur of the following events, whether in one transaction or a series of related transactions: (a) any sale, lease, exchange or transfer of all or substantially all of the assets of the Company and/or its subsidiaries to any party other than an affiliate of the Company; or (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange
Act except where a person is deemed to have acquired beneficial ownership by virtue of Rule 13-3(d)(1)(i) under the Exchange Act), directly or indirectly, of 75% or more of the total voting power of all classes of capital stock then outstanding of the Company normally entitled to vote in the election of Directors.

      The Plan will be administered by a committee (the "Stock Bonus Plan Committee") comprised of members of the Board of Directors who are not employees of the Company and have not received Stock Bonus Plan Shares or any other equity securities of the Company under any plans maintained by the Company at any time within one year prior to, or at any time during, such member's term of service on the Stock Bonus Plan Committee. The Stock
Bonus Plan Committee shall have the exclusive authority to, among other things, (i) construe and interpret the Stock Bonus Plan, (ii) subject to the provisions of the Stock Bonus Plan, to determine the participants who will receive awards of the right to receive Stock Bonus Plan Shares, (iii) award the right to receive Stock Bonus Plan Shares under the Stock Bonus Plan, (iv) contest any ruling or decision relating to the Stock Bonus Plan, and (v) determine whether income tax withholding will be required under the Stock Bonus Plan. The determinations by the Stock Bonus Plan Committee will be final and conclusive. Each award of the right to receive Stock Bonus Plan Shares shall be subject to payment by the participant of the par value for the Stock Bonus Plan Shares awarded, the conditions specified above and such other conditions, not inconsistent with the Stock Bonus Plan, as the Stock Bonus Plan Committee shall deem appropriate. In the event the conditions described above fail to occur, the Stock Bonus Plan will terminate on December 31, 1998.

      The Board of Directors believes that the Stock Bonus Plan is instrumental in securing and retaining the services of key employees of the Company by allowing them to participate in the ownership and growth of the Company through the issuance of Stock Bonus Plan Shares.
The Stock Bonus Plan provides key employees an additional inducement to remain in the service of the Company and provides them with an increased incentive to work towards the Company's success.

      A copy of the Stock Bonus Plan is attached on Annex 2 to this Proxy Statement.

VOTE REQUIRED; BOARD RECOMMENDATION

      Section 16(b) of the Exchange Act, and the rules promulgated thereunder ("Rule 16b-3") and the Rules of the NYSE require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting for approval of the Stock Bonus Plan, provided that the total vote cast represents over 50% in interest of all shares of Common Stock entitled to vote on this proposal. The Board of Directors unanimously recommends that you vote for this proposal. Proxies solicited by the Board of Directors will be voted for this proposal unless a vote against the proposal or abstention is specifically indicated.

                          PROPOSAL 5

         PROPOSAL TO RATIFY APPOINTMENT OF ACCOUNTANTS

      The Company proposes to select Deloitte & Touche as the Company's independent accountants for the fiscal year ending June 30, 1996. Deloitte
& Touche has been the independent accountants for the Company since May
1987. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

VOTE REQUIRED; BOARD RECOMMENDATION

      The affirmative vote of a majority of the outstanding shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company's independent certified public accountants. Proxies solicited by the Board of Directors will be voted FOR the proposal unless a vote against the proposal or an abstention is specifically indicated.

                 ANNUAL REPORT TO STOCKHOLDERS

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1995, which is being mailed concurrently with the mailing of this Proxy Statement, contains the consolidated financial statements of the Company. Such Annual Report is not incorporated in this Proxy Statement and is not considered a part of the proxy soliciting material.

         STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      The Company has received no stockholder proposals to be voted on at this meeting. Appropriate stockholder proposals which are intended to be presented at the 1996 Annual Stockholder's Meeting must be received by the Company no later than June 30, 1996, in order to be included in the 1996 proxy materials.

                         OTHER MATTERS

      All expenses in connection with the solicitation of proxies will be paid by the Company. The Company may pay brokers, nominees, fiduciaries or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone, telex or telegraph.

      As of the date of this Proxy Statement, the management has no knowledge of any matters to be presented at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.

                                           By Order of the Board of Directors



                                           Melvin C. Breaux
                                           Secretary

October__, 1995


STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE, A COPY OF THE COMPANY'S 1995 ANNUAL REPORT OR FORM 10-K BY SENDING A WRITTEN REQUEST TO CORPORATE COMMUNICATIONS, DVI, INC., 4041 MacARTHUR BOULEVARD, SUITE 401, NEWPORT BEACH, CALIFORNIA 92660.

PAGE

                            DVI, INC.

    		  THIS PROXY IS SOLICITED ON
		BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD ON DECEMBER 15, 1995

          The undersigned hereby constitutes and appoints David L. Higgins and Melvin C. Breaux, or either of them, attorneys and proxies of the undersigned with full power of substitution to vote all shares of Common Stock of DVI, Inc. (the "Company") owned or held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Cock 'N Bull Restaurant, Lahaska, Pennsylvania, on Friday, December 15, 1995, at 10:30 a.m. and at any adjournment thereof.

          The Board of Directors recommends a vote "FOR
ALL NOMINEES" in Item 1 and "FOR" Items 2, 3, 4 and 5.

          ITEM 1. Election of Directors.

/ / For all nominees listed below (except as marked to the contrary below)

/  /  WITHHOLD AUTHORITY to vote for all nominees

          INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

          G. Cohn, D. Higgins, J. McHugh, M. O'Hanlon, N.
Shapiro, W. Goldberg

          ITEM 2. To amend Article Fourth of the Company's
Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 13,000,000 shares to 75,000,000 shares.

/  /  For  		      /  /  Against
/  /   Abstain

          ITEM 3. To ratify and approve Amendment No. 1 to the Stock Purchase Agreement dated as of June 14, 1995 ("Amendment No. 1"), between the Company and MEFC
Partners, L.P., and to authorize and approve the issuance of an aggregate of 400,000 shares of Common Stock pursuant to Amendment No. 1.

/  /  For  		      /  /  Against
/  /   Abstain

          ITEM 4. To approve the DVI, Inc. 1995 Stock
Bonus Plan.

/  /  For                     /  /  Against
/  /   Abstain

          ITEM 5.  To ratify the appointment of Deloitte &
Touche LLP as independent public accountants for the Company for the fiscal year ending June 30, 1996.

/  /  For                     /  /  Against
/  /  Abstain

          ITEM 6.  To transact such other business as may
properly come before the Annual Meeting or any adjournment thereof.





          THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
          PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE
	  AND RETURN PROMPTLY.

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
PAGE 2

          THE PROXY HOLDERS ARE DIRECTED TO VOTE
AS SET FORTH ABOVE.  THE SHARES REPRESENTED BY
THIS PROXY WILL BE VOTED AS DIRECTED BY THE
STOCKHOLDER.  IF NO DIRECTION IS GIVEN WHEN THE
DULY EXECUTED AND DATED PROXY IS RETURNED, SUCH
SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1,
"FOR" ITEMS 2, 3, 4 AND 5 AND IN ACCORDANCE WITH
THE JUDGMENT OF SUCH PROXIES ON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL
MEETING.  IF ANY OF THE NOMINEES FOR DIRECTOR IS
UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT
SERVE, THE PROXY HOLDERS WILL VOTE FOR SUCH
OTHER PERSON OR PERSONS AS THE BOARD OF
DIRECTORS MAY RECOMMEND.

          The undersigned hereby acknowledges receipt of the Company's Annual Report to Stockholders and of the Notice of Annual Meeting of Stockholders and Proxy
Statement relating to the Annual Meeting


                              Dated:_________, 1995

                              Signature(s):

                              Please mark, date and sign as
                              your name appears above and
                              return in the enclosed envelope.
                              When signing as an agent,
                              attorney,  or fiduciary, or for a
                              corporation or partnership,
                              indicate the capacity in which
                              you are signing.  Shares
                              registered in joint names should
                              be signed by each joint tenant or
                              trustee.





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